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                                                                   EXHIBIT 10.52




                 FIRST AMENDMENT TO ULTRASWITCH USER AGREEMENT

         This First Amendment to UltraSwitch User Agreement (the "First Amendment") is made and entered into as of January 13, 1998 ("Effective Date") by and between The Hotel Industry Switch Company, a Delaware corporation ("THISCO") and Hilton Hotels Corporation, a Delaware corporation ("HOTEL").

         WHEREAS, THISCO and HOTEL are parties to that certain UltraSwitch User Agreement dated effective April 25, 1996 (the "Agreement") (initial capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement); and

         WHEREAS, THISCO desires to offer and HOTEL desires to accept a new electronic message router which will route messages and transactions from Reservation Providers to and from, as appropriate, the North central reservation system ("North") or the Anasazi central reservation system ("Anasazi"), both of which an affiliate of HOTEL will operate concurrently, and otherwise amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and other terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THISCO and HOTEL hereby agree as follows:

         1. A new Section 1.1(viii) is hereby added to the Agreement immediately following the current Section 1.1(vii) as follows:

         "(viii) Router. The Router is the new electronic message router to be developed and owned by THISCO which THISCO will develop, test and implement, according to specifications mutually agreed between THISCO and HOTEL, which will automatically and seamlessly route messages and transactions from Reservation Providers to and from, as appropriate, North and Anasazi, without diminution in service. The specifications for the Router shall include, without limitation, a direct connection to type A and B connections to and from Amadeus and SITA and North and Anasazi."

         2.      The following is hereby added at the end of Section 2.1 of the
                 Agreement:

         "THISCO will complete development, testing and implementation of a fully-functional and operational Router no later than April 15, 1998 provided that the completion date may be extended an additional thirty
         (30) days in the event of technical difficulties. HOTEL agrees to cooperate as reasonable and necessary to complete the development, testing and implementation of the Router as set forth herein. In the event the development, testing and implementation of a fully functional and operational router has

*  Confidential Treatment Requested by Pegasus Systems, Inc.

INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.



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         not been completed as of May 15, 1998 and such failure is primarily as a result of delays caused by HOTEL and/or its vendors or other agents and HOTEL terminates this Agreement, HOTEL agrees to pay THISCO a termination fee equal to all personnel and other costs actually incurred by THISCO in connection with the development, testing and implementation of the Router not to exceed an amount mutually agreed by the parties hereto as set forth in the specifications and cost requirements prepared by THISCO. Subject to the terms of a Non-Disclosure and Confidentiality Agreement in the form attached hereto as Exhibit A hereto, THISCO agrees to provide all necessary information and code promptly to Anasazi's vendor and any other vendor performing work on HOTEL's central reservation system project. Notwithstanding anything to the contrary contained in the Agreement, including without limitation Section 2.4, no migration, connectivity or additional Net Reservation or other fee or charge of any kind shall be due or payable in regard to the Router, North, Anasazi, Amadeus or SITA, and THISCO shall be solely responsible for all costs and expenses related to such matters, without reimbursement or consulting or other payment of any kind. From and after the date of full functioning and operation, the Router shall be considered part of the UltraSwitch and the Interface."

         3. At the end of Section 2.1 of the Agreement, the following is hereby added:

         "THISCO agrees to develop, test and implement, as part of the UltraSwitch Interface, a connection to Amadeus Complete Access Plus pursuant to a mutually agreed schedule which shall provide for completion of such development, testing and implementation no later than March 31, 1999."

         4.      The following is hereby added following the first sentence of
                 Section 2.2 of the Agreement:

          "THISCO will develop and make available to HOTEL on a timely basis proposed new software updates/enhancements that will be utilized with UltraSwitch."

         5. Section 3.2 of the Agreement is hereby deleted in its entirety and is hereby replaced with the following:

          "HOTEL agrees to process pursuant to this Agreement one hundred percent (100%) of the reservation transactions received from the Amadeus global distribution system during the entirety of the term hereof."


*  CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.






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         6.      In Section 3.1 of the Agreement, as of the Effective Date of
this First Amendment, * is deleted and * inserted in lieu thereof, and the following is added immediately following the new *

          "In no event will the total fees for all Status Changes exceed * in a calendar year."

         7. The second sentence in Section 5.1 of the Agreement is hereby deleted in its entirety.

         8.      A new Section 6.4 is hereby added to the Agreement as follows:

                 "6.4     Breach or Early Termination By HOTEL.  In the event
         of a breach or termination (not resulting from an uncured breach by THISCO) of this Agreement by HOTEL prior to the expiration of the term of this Agreement, HOTEL agrees to pay THISCO an amount equal to the Amadeus Annual Reservation Fee (as hereinafter defined) and the Annual Status Change Fee (as hereinafter defined) for each year (or prorated for any part thereof) remaining on the term of the Agreement after the date of breach or early termination. For purposes of this section,
         (i) the Amadeus Annual Reservation Fee is an amount equal to the transaction fees paid by HOTEL to THISCO for Net Reservations originating with the Amadeus global distribution system during the twelve (12) months immediately preceding the breach or early termination provided such amount shall not exceed * and (ii) the Annual Status Change Fee is * per year. It is acknowledged and agreed that the damages to THISCO for any uncured breach or early termination by HOTEL would be difficult to accurately determine but the agreed amounts set forth in this section are a fair and reasonable estimate and are not a penalty."

         9. A new sentence is hereby added to Section 10.10 of the Agreement as follows:

         "This Agreement may be disclosed, to the extent required, in connection with filings with the Securities and Exchange Commission."

         10. The terms and conditions of the Agreement shall remain unchanged and in full force and effect except as amended hereby.









*  CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.


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         IN WITNESS WHEREOF, THISCO and HOTEL have entered into this First
Amendment as of the date first above written.

THISCO                                      HOTEL
The Hotel Industry Switch Company,          Hilton Hotels Corporation,
a Delaware corporation                      a Delaware corporation



By:     /s/ John F. Davis, III               By:   /s/ Francis Joseph Durocher
       ---------------------------                 ---------------------------
       John F. Davis, III                          Francis Joseph Durocher
       President                                   Senior Vice President






*  CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.


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                             PEGASUS SYSTEMS, INC.

                      NON-DISCLOSURE AGREEMENT TO PROTECT
                      RELEASE OF CONFIDENTIAL INFORMATION

In the course of our forthcoming discussions and negotiations involving Pegasus Systems, Inc. (including its affiliates and subsidiaries The Hotel Industry Switch Company, The Hotel Clearing Corporation, TravelWeb, Inc. and Pegasus IQ, Inc.), hereinafter collectively called "Pegasus" and its products and/or services and relating to your consideration of a business transaction with Pegasus or the purchase of one or more of its products and/or services, we may reveal to you certain confidential or proprietary information of Pegasus with respect to its corporate existence, ownership and governance and/or its products and/or services, its financial condition or otherwise. Furthermore, we may have prior to the date of this Agreement, disclosed to you certain confidential and proprietary information of Pegasus with respect to Pegasus and/or its products and/or services and Pegasus' business. In the interest of avoiding any misunderstandings about the basis on which this information has been or will be disclosed to you, we are requesting that you read and agree to the following terms:

         You agree to not disclose to any person any confidential or proprietary information of Pegasus except as may be specifically authorized in writing by an officer or authorized representative of Pegasus or as otherwise permitted by this Agreement. The confidential and proprietary information in this context includes but is not limited to all information relative to Pegasus' business, its business plans, strategies or affiliations, its corporate existence, ownership and governance and its products and services (now existing or proposed), and any and all information generated by Pegasus' products and services. You also agree to make sure that you have appropriate agreements with each of your employees, representatives and agents to enable you to comply with your obligations under this agreement before authorizing them to have access to such information and that you will obtain the prior approval of Pegasus for any such further dissemination of the confidential and proprietary information to persons other than your own employees. You also agree to do all things reasonably necessary to prevent any of your employees, representatives and agents from disclosing any such information to any third parties. Additionally, you shall disclose such confidential and proprietary information solely to those additional persons to whom it is absolutely necessary to disclose such information and only on a "need to know" basis.

         You further agree to use any confidential or proprietary information disclosed to you solely for the purpose of determining whether or not to enter into a business transaction with Pegasus and/or to purchase Pegasus' products and/or services. On termination or expiration of our discussions and the failure of you to enter into a business transaction with Pegasus or to purchase Pegasus' products and/or services, you will return all originals and copies of all such information in your possession. You shall not, under any circumstances, make




*  CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

                               Exhibit A - Page 1
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         or create any copy of any of the information provided to you or retain, in any form, any of the information without the express written consent of Pegasus.

         Confidential Information shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

         You acknowledge that Pegasus would not enter into or continue discussions with you without your agreement to the terms hereof and you have confirmed that it is not your intent to use the specific information disclosed under this agreement except for the purposes stated herein. If these terms are acceptable to you, please sign this letter agreement below where indicated and return one signed copy to us for our files. A facsimile transmittal of your signature on this Agreement shall be sufficient for all purposes. Thank you for your cooperation with respect to this matter.

ACCEPTED AND AGREED:

NAME

By:
     ----------------------------------

Its:
     ----------------------------------

Date:
     ----------------------------------






*  CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

                               Exhibit A - Page 2